UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2014

NATION ENERGY INC.

(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2014, Nation Energy Inc. (“Nation”) entered into a first amendment to the letter agreement dated October 11, 2013 (the “Letter Agreement”) with Paltar Petroleum Limited (“Paltar”), whereby the parties have agreed to amend certain terms of the Letter Agreement as follows:

1.
The period of time provided by Paragraph 5 of the Letter Agreement during which Paltar may receive advances under the Line of Credit, as defined in Paragraph 5, is amended so that it shall continue through July 30, 2014, rather than March 31, 2014.

2.
Paragraph 7 of the Letter Agreement is amended to provide that the parties will use their reasonable best efforts to ensure that closing occurs on or before July 30, 2014, or on such other date as the parties may agree, to be held at such place and time as the parties may agree.

3.
Paragraph 9 of the Letter Agreement is amended to provide that Paltar will provide, prior to closing, audited financial statements regarding the operations of Paltar assets for the two most recent ended fiscal years, prepared by a PCAOB approved auditor, and prior to closing, will provide quarterly financial statements as reviewed by its auditor for the fiscal period ended March 31, 2014, and such additional fiscal period financial statements as may be required under SEC regulations.

In all other respects, the terms and conditions of the Letter Agreement remain in full force and effect.

Item 9.01.  Financial Statements and Exhibits.

10.1	First Amendment to Letter Agreement dated October 11, 2013 with Paltar Petroleum Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ John R. Hislop
By:  John R Hislop
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director

Date:  April 7, 2014